Exhibit 9(d)

SECOND AMENDMENT TO PARTICIPATION AGREEMENT

This Second AMENDMENT TO PARTICIPATION AGREEMENT dated as of April     , 2008, by and among VANGUARD VARIABLE INSURANCE FUND, THE VANGUARD GROUP, INC., VANGUARD MARKETING CORPORATION and AMERICAN FAMILY LIFE INSURANCE COMPANY.

WITNESSETH:

WHEREAS, the parties hereto have entered into a Participation Agreement dated as of May 28, 2004, as amended (the “Participation Agreement”), pursuant to which the Sponsor has agreed to make shares of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company’s Variable Insurance products; and

WHEREAS, the parties desire to modify the Participation Agreement in certain respects;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms in this Second Amendment shall have the meanings assigned in the Participation Agreement.

2. Amendment of Participation Agreement. The Participation Agreement is hereby amended by replacing Schedules B and C to the Participation Agreement with Schedules B and C attached to this Second Amendment.

3. No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

VANGUARD VARIABLE INSURANCE FUND

By:
Name:
Title:

THE VANGUARD GROUP, INC.

By:
Name:
Title:

VANGUARD MARKETING CORPORATION

By:
Name:
Title:

AMERICAN FAMILY LIFE INSURANCE COMPANY

By:	Attest:
Name:	Name:
Title:	Title:

[CORPORATE SEAL]

SCHEDULE B

PORTFOLIOS

The following Portfolios of the Vanguard Variable Insurance Funds shall be made available as investments underlying the Variable Insurance Products, subject to the limitations set forth in Section 2.14(c) hereof:

Small Company Growth Portfolio

International Portfolio

SCHEDULE C

LARGE TRANSACTION AMOUNTS

Portfolio	Large Transaction Amount
Small Company Growth Portfolio	$1,000,000
International Portfolio	$1,000,000

4